EXHIBIT 99.1

Final Transcript

Conference Call Transcript

ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

Event Date/Time: Mar. 16. 2005 / 9:00AM ET
Event Duration: 1 hr 1 min

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

CORPORATE PARTICIPANTS

Warren Edwards
Affiliated Computer Services — EVP & CFO

Jeff Rich
Affiliated Computer Services — CEO

Mark King
Affiliated Computer Services — President & COO

CONFERENCE CALL PARTICIPANTS

Moshe Katri
SG Cowen — Analyst

Adam Frisch
UBS — Analyst

Laura Lederman
William Blair — Analyst

Cindy Shaw
Moors & Cabot — Analyst

Jim Kissane
Bear Stearns — Analyst

George Price
Legg Mason — Analyst

Julio Quinteros
Goldman Sachs — Analyst

Laurie Kennedy
Morgan Stanley — Analyst

Joseph Vafi
Jefferies — Analyst

Bill Zinsmeister
Piper Jaffray — Analyst

Tien-tsin Huang
JP Morgan – Analyst

Tim Willi
A.G. Edwards — Analyst

PRESENTATION

Operator

Good morning and welcome to the ACS conference call. Today’s call will consist of prepared statements by ACS, followed by a question-and-answer period. (OPERATOR INSTRUCTIONS). The call is webcast live on the Company’s Website and available for replay purposes. If you have any objections, you may disconnect at this time.

Leading today’s conference is Mr. Jeff Rich, Chief Executive Officer. Also speaking today are Mr. Mark King, President and Chief Operating Officer and Mr. Warren Edwards, Executive Vice President and Chief Financial Officer. Mr. Edwards, you may begin.

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

Warren Edwards — Affiliated Computer Services — EVP & CFO

Good morning, and thank you for joining us today to learn how ACS will become the industry leader in comprehensive human resource outsourcing services. Before we get into the details, let me deal with a few housekeeping matters. As usual, our presentation is available on our website at www.acs-inc.com and we will refer to those slides as they are numbered in the upper right-hand corner. Second, as always, I must caution everyone that this call may contain forward-looking statements within the meaning of the federal securities laws and may include statements concerning the company’s outlook for fiscal year 2005 and beyond, including overall business line growth, revenue and expense trends and other statements or expectations concerning matters that are not historical facts. As you know, forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by these statements. Additional information concerning these factors is contained in the company’s filings with the SEC. And of course, copies are available from the SEC website, from the ACS website or from ACS Investor Relations.

Now turning to slide 1, I will turn it over to Jeff Rich to start the presentation.

Jeff Rich — Affiliated Computer Services — CEO

Thank you, and good morning. Today as you know, we announced the signing of a definitive agreement between ACS and Mellon Financial Corporation for the purchase of their Human Resource Outsourcing and Consulting business. From a revenue perspective, this is the largest acquisition in ACS history. The all-cash purchase price is $445 million, excluding integration-related costs. We will fund the transaction from our existing $1.5 billion credit facility.

With trailing 12-month revenue of approximately $660 million, the revenue multiple is a very reasonable 0.7 times. We expect this deal will close sometime in the June quarter of fiscal 2005. Both companies’ Boards of Directors have approved this transaction with closing subject to HSR approval, as well as other customary closing conditions.

Those are the basic facts. Now let me discuss why we’re so excited about this deal. Please turn to slide number 2. As you know, ACS has a growing, multiscope HR outsourcing business that was launched in December 2002. The market for these services is going from an industry in its infancy to one of the most demanded services by Fortune 500 clients. The business proposition is powerful. These clients can significantly reduce their cost, automate employee services, and manage their workforces more effectively.

The business we are acquiring has three complementary lines of business — Consulting Services, Benefit Plan Outsourcing Services and Multiscope Outsourcing Services, or HRO. The HRO line of business has direct overlap with our existing HRO business and with the added consulting and benefit plan outsourcing capabilities, we believe ACS will have the most comprehensive service offering in the industry.

It is important to highlight that we believe the HR consulting business is an integral part of our overall HR market strategy. We are acquiring best in class consulting and transformation skills in retirement services, health and welfare administration and compensation planning. While HR consulting on a stand-alone basis does not afford the same overall growth opportunities that our more traditional BPO services have exhibited, their value-added capabilities in today’s HRO market where we anticipate that these services will accelerate our win rate for Multiscope HR opportunities.

On a combined basis, we will have significant relationships with over half of the Fortune 100 with a very small overlap in client base and there’s expansion potential with all of them. There’s also significant opportunities to optimize our business to reduce service delivery cost.

Finally, as you might expect, this transaction is immediately accretive with year one accretion of approximately 4 to 6 cents per share and year two accretion of approximately 20 to 24 cents per share. Warren will discuss our financial assumptions in a few minutes.

Now if you will turn to slide number 3, I want to discuss the opportunity in the HR services market. According to industry consultants, the global HR market today is about $33 billion, which includes consulting, payroll administration, benefits administration and Multiscope HRO. These combined markets are expected to grow at a 10 percent compound annual growth rate through 2007.

While this is a solid overall growth rate in the HR market, I think it is important to look at the submarkets to gain proper perspective. You can see on the slide that today, HR consulting and payroll and benefits administration are roughly the same size, with payroll and benefit admin expected to grow at double the pace of consulting through 2007. Both markets are single-digit growers. Multiscope HRO is in its infancy at a $7 billion market today and is expected to double by 2007 with an expected compound annual growth rate of over 20 percent. This is why we’re so committed to the HR marketplace.

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

Furthermore, we believe that market leaders in multipurpose HRO will continue to take market share from single-service providers in the slower growing submarkets. Large companies want fewer vendors to deliver more services to them. That fundamental trend has occurred in many outsourcing markets and we expect it to continue to gain momentum in the human resources market. Obviously, Multiscope HRO is a great market opportunity and this acquisition further expands our ability to address this very important market.

Slide number 4 depicts our view of the existing competitors and capabilities in the Multiscope HRO landscape. These companies represent the most talked about names in the industry. The left column represents the 11 key criteria that clients typically consider when selecting an HR outsourcing provider. As you can see, after the acquisition, ACS can deliver all 11 capabilities to clients. In fact, no one has a more complete suite of outsourcing services than ACS.

As clients see the value in outsourcing multiple functions to one service provider as evidenced by our recent win at Chubb, where we outsourced both IT and human resources, we believe that providers with the most comprehensive service capability will lead the market. Hewitt is probably our strongest competitor but does not have the IT outsourcing background that ACS possesses and we feel this is an important advantage as an estimated 10 to 15 percent of human resources costs are IT infrastructure related, and if you add software transformation integration, the total IT spend could be 30 to 40 percent of a Multiscope HRO deal.

Another issue relates to how services are delivered. While all peers have the ability to provide services directly, there are varying degrees of ability and clients clearly want their provider to have full ownership of service delivery without any significant subcontractors and ACS has one of the most in-depth direct service offerings in the world.

Finally, while many peers talk about their capabilities, many do not even have five full scope HRO clients. And due to the importance of strong client references in this market, real-world experience is crucial and we have a great deal of real-world experience.

Please turn to slide number 5 and I’ll show you just how expansive our HR services are after this acquisition. This is a depiction of the numerous HR services that a client typically provides its employees. As you can see, the services are laid out from left to right based upon the complexity of interaction and the value add to the client. Prior to the acquisition, ACS possessed strong capabilities in a number of these services. However, as you can see highlighted in yellow, the acquisition of the Mellon business will add additional capabilities to serve clients’ needs.

Let’s move on to slide number 6 to view the pro forma revenue of our combined HR operations. Based upon calendar year 2004 results, the combined HR line of business was approximately $805 million of revenue, making us the second-largest fully integrated HR outsourcer behind Hewitt. Of course, this does not include our recent wins in the Multiscope HR outsourcing markets which will add another $30 million to this calendar year figure.

Revenues will be split about 54 percent outsourcing and 46 percent consulting, with revenue diversified across many service lines. We will serve nearly 25 million employees in over 75 countries with over 5000 dedicated employees worldwide. Our global coverage is unmatched in the industry as is our global production model.

Let’s turn to slide number 7 to see how this will impact the overall profile of ACS on a consolidated basis. On a segment basis, pro forma commercial revenue will increase from 46 percent of consolidated revenues to about 54 percent of consolidated revenues. Business process outsourcing will increase to 79 percent of consolidated revenue, up slightly from the current level. The HR line of business will represent about 15 percent of consolidated revenue. And as we pointed out, we will have significant expansion opportunities with major clients who represent over half of the Fortune 100 and we will continue to build relationships with those whom are not yet significant clients of our organization. After the transaction, ACS will have over 50,000 employees worldwide with nearly 86 percent of those employees dedicated to delivering business process outsourcing services.

To summarize on slide 8, I’m very excited about this transaction and where it places us in the HR market. The business we are acquiring had low-single digit margins. These margins are a reflection of a solid HR consulting practice, which had healthy margins and a relatively unhealthy outsourcing practice. The good news about the outsourcing business is that the margins are unhealthy not because of capabilities or the client base, but due to our relatively high-cost structure in high-cost locations. We know how to fix that and we have detailed transition plans and are ready to execute those. This is a very solid transaction financially and with the experience we are acquiring, we’re going to have a great end-to-end capability to compete in the market. The timing is very right to get very aggressive in this HR marketplace.

I would now like to turn it over to Mark King, who will provide a little more detail on Mellon’s HR business.

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

Mark King — Affiliated Computer Services — President & COO

Turning to slide number 9, Mellon’s HR business has trailing annual revenues of about $660 million, fairly evenly distributed between outsourcing and consulting. The consolidated operating margins of this business was in the low single digits in calendar year 2004. As Jeff said, this is comprised of healthy consulting margins, offset by poor outsourcing margins. If any of you have followed Mellon, you might know that the overall HR business has not performed up to their expectations and this underperformance is largely due to the HR outsourcing business.

This business really has had one significant problem, and that is its cost structure. Its operations are located in high-cost markets and the supporting technology costs that are just too high have resulted in an anticompetitive cost structure, making it difficult to win new outsourcing engagements. Luckily, ACS’ ability to improve processes and bring our overall BPO capabilities and subject matter expertise to significantly improve the cost structure is one of our greatest strengths.

And while this is a large undertaking, it is what we do every day for our clients. We have spent a significant amount of time laying out our process and technology improvement plans, the vast majority of which will be completed within the first 6 months. Of course, we’re very comfortable with our integration plans, which as you might suspect, have the proper level of conservatism built into them. This business will be significantly more competitive as part of ACS.

As important, this HR business has a solid presence abroad, including significant operations in both the United Kingdom as well as Canada. These 2 operations alone account for almost $80 million of annual revenue.

We feel this HR services business has some great talent creating innovative new solutions. These innovative solutions include health savings accounts, severance solutions, third-party administration, and total absence management, just to name a few. Now let’s get into the details.

First, let’s review the consulting business. Turn to slide number 10. Consulting revenue is $370 million on a trailing basis, and again, this business has very healthy margins. Retirement plan activities represent about 50 percent of consulting and is the largest sub-line of business. This business was built through acquisition of some of the most respected names in the industry, such as Buck Consulting and Kwasha Lipton . Today, almost every large U.S. company sponsors some type of retirement plan for its employees as part of their overall employee benefits program. These retirement programs may be defined contribution plans, defined benefit plans, or a combination of the two. Their pervasiveness, along with frequent regulatory changes, create consistent demand for retirement consulting services. The Mellon retirement practice ranks in the top five and it has estimated the top five firms in the retirement consulting industry command approximately 50 percent of the market.

The international team is a growing group of experts in issues facing global companies, such as global savings plans, total compensation statements, actuarial services for global asset liability reporting, and worldwide Sarb-Ox compliance. This team accounts for about 21 percent of the consulting revenues. Health and welfare consulting represents about 14 percent of the consulting practice and is focused on helping clients with numerous health and welfare issues. The escalating costs of health care for U.S. employers make this market very attractive as every company operating in the U.S. is actively searching for cost-effective solutions every year.

The Communications Group, which is 8 percent of the practice, supports clients’ needs to inform employees about various benefit plans and fulfill federal compliance requirements. This group teams with its clients to deliver multimedia solutions to complex corporate initiatives, including mergers and acquisitions, HR transformation, benefits design, performance management, and total rewards. The compensation consultants work with clients to create strategy and implement reward programs, including base salary, cash, and stock incentive programs, sales compensation and other performance-based plans.

Now turn to slide number 11 and I will discuss the outsourcing business in a little more detail. The Mellon Benefits Outsourcing Business represents about 44 percent of the business with approximately $290 million in revenue. These outsourcing groups serve over 180 clients from three major U.S. locations. The primary component of outsourcing is the defined benefit business, representing 32 percent of outsourcing revenues. This business requires strong data management, actuarial and service capabilities. It supports mainly three different participant groups — active employees earnings and benefits, terminated employees with a benefit deferred until retirement, and retirees or their survivors who are receiving monthly payments. Based on the number of participants, we believe that this line of business is one of the top four providers of defined benefit plan outsourcing services in the U.S., supporting pension administration for over 1.7 million participants at 30 plan sponsors.

The second component of outsourcing is its defined contribution business, which represents 27 percent of outsourcing revenues. Clients in this business represent approximately 1.8 million plan participants and $76 billion in plan assets under administration, making it one of the largest market providers. Health and welfare outsourcing, which is about 23 percent of outsourcing revenues, provides employers with end-to-end solutions for health and welfare and flexible benefits management, including eligibility, elections and enrollments for employees at open

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

enrollment and throughout the year and manages the data flow back to company payroll and to the third-parties providing health and insurance benefits.

Finally, Multiscope Outsourcing at 18 percent of outsourcing revenues is the only part of the business that directly overlaps ACS’ existing HR outsourcing business. These relationships will be folded into our existing global HR practice.

Now let’s look at our combined client base. Turn to slide number 12. Shown on this slide are some of the well-known clients that our new combined HR organization will serve. Mellon’s client base is very broad. While the top 10 clients represent about a quarter of revenues, the 150 clients only represent about 60 percent of revenues. I would also point out that of their top 10 clients, none are in ACS’ top 100 clients. Obviously, we look to expand our overall penetration of Mellon’s client base with the capabilities that ACS brings, and likewise, we expect to expand ACS’ existing relationships with the capabilities from Mellon product offerings. As Jeff mentioned earlier, our combined companies will have significant relationships with over half of the Fortune 100 and we will expand our relationships with them once we have addressed the cost structure issues that exist.

Turn now to slide 13 and we’ll quickly review our international footprint. Today, our services are delivered worldwide. We have major production facilities in the U.S., the Caribbean, Central America, Europe, Asia-Pacific and India, and we’re expanding all the time. We will soon be launching a second site in India, a new office in China, and we’re focused on growing our business globally. Our international footprint will grow with the Mellon acquisition. In Europe and the Middle East, such countries as Bahrain, Brunei, Hungary, Luxembourg, Monaco, Norway, Saudi Arabia, Asia, we’ve got Nepal and Sri Lanka, Central and South America, you’ve got Panama, Uruguay, Venezuela. In our HR business, we’re going to now serve 25 million employees in over 75 countries, supporting 21 languages and our global coverage is unmatched in the industry.

The combination of highly skilled consultants operating in multiple countries and transaction-intensive processes being completed in low-cost locations, provides a true HR global model that is flexible to meet virtually any company’s needs. No matter how you look at it, ACS will be a major force in this fast-growing, high-value business.

Before I turn it over to Warren, let me just echo Jeff’s comments about how excited we are about this transaction. By significantly expanding our capabilities in this exciting market, we’re much better positioned for even greater success. Now let me turn it over to Warren, who will give you some of the financial details.

Warren Edwards — Affiliated Computer Services — EVP & CFO

Thank you, Mark. Please turn to slide 14. The purchase price of $445 million for Mellon’s HR business falls within our normal range of multiples. The trailing revenue multiple of 0.7 times is slightly below our historical average of about 1 times the average. And as you may know, this revenue multiple compares favorably to other more recent HR services companies’ merger and acquisition transactions, some of which I have listed here. The $445 million purchase price includes assumed liabilities related to pension and deferred compensation plans and our plan is to fund the underfunded pension obligations fairly quickly after closing and the cost of such funding is anticipated in our financial plans.

In addition, we have also assumed that we will incur transaction and integration related costs of approximately $35 to $45 million during the first year. This is a preliminary estimate based upon our current plans and of course may change once our integration plans are finalized.

Now turning to slide 15, let me walk you through our financial assumptions. The Mellon HR business was basically flat during 2004 and we’re assuming that same topline performance during fiscal year 2006 as the vast majority of our time will be spent focusing on integrating and right-sizing the organization. However, you should not read into it that we expect our overall HR business to remain flat. We do expect our Multiscope HR Outsourcing Business to continue to have very good growth and we believe having Mellon’s HR capabilities will serve to accelerate our HR growth. Consistent with our prior acquisitions, we’re not forecasting any revenue synergies between our existing client base.

We have also factored into our model the known losses of three clients. The loss of one client was due to a merger and the other two clients decided not to renew with Mellon, primarily due to the uncertainty about Mellon’s commitment to the HR space. Obviously, commitment to the HR market will no longer be an issue. As you might expect, those losses were known to ACS during the negotiation process, and such losses were contemplated in our purchase price.

Year-one costs synergies include the elimination of redundant facility costs and process consolidation. Folding the Mellon HR business into the ACS IT outsourcing infrastructure will reduce technology and software costs. In addition, there are redundant overhead and marketing costs and

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

we’ll drive synergies there as well. About half of the expected annual synergies will be realized in the first year with full synergies kicking in in year two. And I will continue on slide 16.

The transaction will be funded from our existing $1.5 billion credit facility. Subsequent to this transaction, we should still have approximately $500 million of availability under the credit facility before considering subsequent free cash flow and the $300 million accordion payment facility. Our total debt to capitalization will now be about — in the low 20 percent range on a pro forma basis, again, well below our historical ratios. As with all acquisitions, we will have a third-party evaluation conducted on the transaction, resulting in fair market values being assigned to fixed assets and amortizable intangible assets. At this moment, we have made valuation assumptions based upon our prior experience. Of course, any significant change in this assumption could impact our expectations.

Because of the expected closing in the June 2005 quarter, we do not expect any material impact to our fiscal year ‘05 earnings per share. Given the uncertainty of when the deal will close, it may impact prior revenue guidance for the full fiscal year. Obviously, once we have a firm closing date, we will provide whatever necessary update to prior revenue guidance.

As it relates to the first year of this deal, which given the anticipated closing date, is effectively fiscal year 2006, we anticipate net accretion of approximately 4 to 6 cents. And to be clear, this represents growth accretion of approximately 9 to 11 cents, offset by transition and migration expenses that will be expensed in operating income of approximately 5 cents.

Looking out to the second year, this transaction is expected to become significantly more accretive as we will enjoy the full-year impact of synergies and the elimination of the onetime transition and migration expenses. As a result, year 2 accretion is expected to be approximately 20 to 24 cents.

And a couple of final housekeeping matters. As it relates to our operating margins, we do expect some temporary dilution to our overall operating margins. During the first year, this transaction will be about 100 basis points dilutive to ACS’ overall operating margins. In year two, operating margins will gravitate back to the current range, and of course, this gravitation is due to the full impact of synergies. And one final note on margins — of course, this assumes that our overall business mix remains consistent over this period of time.

From a free cash flow perspective, the transaction will reduce our 7 to 8 percent free cash flow as a percent revenue target by about 50 basis points. Subsequent to year one, we expect the free cash flow characteristics of this business to be similar to our overall business. I would also remind everyone that this impact to our free cash flow metrics does not include transition-related costs, some of which will be reflected as operating cash flow outflows as required by generally accepted accounting principles.

Given the onetime transactiongenerated nature of these payments, we believe it is appropriate to highlight these payments and exclude them from our operating target of 7 to 8 percent.

And finally, based on our preliminary view and related due diligence of the acquired balance sheet, we expect the purchase price accounting to be fairly straightforward with the third-party valuation supporting fixed asset, intangible asset allocations. And from a liability perspective, you should expect to see accruals for deferred compensation and pension liabilities, as well as transition-related costs that are not paid until after the transaction closes.

Turning to slide 17, I will conclude by saying in summary, we’re very excited about the combination of Mellon’s HR business with our own because we believe it favorably positions us for growth in a very hot market. Our combined businesses make us a clear leader in comprehensive HR outsourcing. The list of clients we serve together is extremely strong and we believe we will experience success in our cross-selling efforts.

Last, but not least, this transaction is nicely accretive in year one and will significantly increase in year 2 as the integration plan is complete.

That is all of our prepared comments. Now let’s open it up for Q&A.

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

QUESTION AND ANSWER

Operator

Moshe Katri, SG Cowen.

Moshe Katri — SG Cowen — Analyst

Good morning, and thanks for the detailed presentation here. A couple of follow-on questions here. One, you spoke about the integration process and you spoke about the fact that Mellon has been operating from some very high-cost production centers. Maybe you could elaborate on that? I think that will be really helpful. And then maybe you can get us more details about this whole integration process going forward, thanks.

Mark King — Affiliated Computer Services — President & COO

This is Mark. I can elaborate a little bit, but at this stage, I don’t want to go into a lot of detail. But what I will be saying is that it relates to the synergies and as Warren had described, there are kind of some basic things that are going to be going on. We’ve got IT integration, and then everybody that knows ACS and we talk about the global capabilities that we have, our proprietary workflow software, and the way we pay our people. And we think that putting in all of the criteria and the things that we’ve got in operational excellence, is going to bring some significant synergies and be able to make this business cost competitive. We’re real excited about it. We’ve got very detailed plans as we said earlier, this is what we do every day for our clients. And so we’re very, very comfortable with this integration strategy.

Moshe Katri — SG Cowen — Analyst

So we’ll see some of the work pretty much being shifted to some of ACS’ production facilities?

Mark King — Affiliated Computer Services — President & COO

Yes.

Moshe Katri — SG Cowen — Analyst

And then just to confirm what you said, you’re looking for flat growth in the business in this specific business that you’re acquiring for fiscal ‘06?

Jeff Rich — Affiliated Computer Services — CEO

Yes, this is Jeff. We’ve got a lot of changes that we’re going to make, especially on the outsourcing side of the business in terms of the way the work is produced. And just from experience, we know that with this level of changes in the basic production methodologies of the business, we’ve got to focus on that and get that right first, and then we can go out and grow the business. I think the consulting business will grow this year because that is going to be relatively unimpacted by these changes. But in the scheme of life, it’s not going to move the needle that much. So we want to be real conservative with our revenue forecast and focus on getting the operating cost structure right first, and then we go to market very aggressively. We will of course continue to go to market very aggressively in the Multiscope HRO world.

Moshe Katri — SG Cowen — Analyst

And you’re comfortable that the three clients — the clients are pretty much are not going to be Mellon’s client or decide to move away to a different vendor basically? There’s nothing else besides — you have secured the client base at this point?

Jeff Rich — Affiliated Computer Services — CEO

We think that’s right, but obviously, we have not at this point been able to go spend a lot of time or any time to speak of with the clients. We will be doing that starting very soon, but we’re pretty comfortable that we’ve got visibility on anything that would be material.

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

Moshe Katri — SG Cowen — Analyst

And then finally, the bid and proposal pipeline in Mellon — can you give us any color on that?

Jeff Rich — Affiliated Computer Services — CEO

It’s a pretty healthy pipeline. We have scrubbed it and it actually exceeded our expectations. So it’s a pretty good pipeline. But like I said, most of the significant opportunities are going to be in the Multiscope HRO world. And if the consulting business has a healthy pipeline, the business should do fairly well this year.

Operator

Adam Frisch (ph), of UBS.

Adam Frisch — UBS — Analyst

First of all, a question on the revenues. I know that BASF’s (ph) loss in February to Fidelity happened. Your expectation, I missed it for fiscal ‘05, or I guess your fiscal ‘06. Given the negative growth trends in the past two years at Mellon HR, is that still going to be flattish or positive or negative?

Warren Edwards — Affiliated Computer Services — EVP & CFO

Yes, this is Warren. Yes, we are again — those losses are obviously known, and based on the forecast and the scrubbing that we’ve done on the due diligence plan, we’re expecting the overall business to be — remain flat in ‘06.

Adam Frisch — UBS — Analyst

Okay. Then on the operating margin, if you can just kind of maybe give a little bit more detail on Moshe’s question — how many people do you expect to move and when do you expect it to happen? And should we be expecting any kind of charge related to the restructuring?

Warren Edwards — Affiliated Computer Services — EVP & CFO

Again, we’re not going to get into the detail of the plan at this point. They are still very detailed at this point, but we’re still trying to finalize them. As it relates to charges, no, most of this will be accrued in purchase price accounting. I did indicate on the call that we’re probably going to have about 5 cents in our fiscal year ‘06 numbers related to expenses related to restructuring and things like that will have to go through the operating income statement. And that’s why you go from kind of growth synergies of 8 to 10 cents down to the 4 to 6 cents that we’re talking about.

Adam Frisch — UBS — Analyst

And then maybe just a last question here for Jeff. Jeff, a couple of conference calls ago, you said that you guys were kind of the anti-consulting company, that you didn’t really think that was a good model and you prided yourself on actually doing work as opposed to writing things on chalk boards. I think you said something to that effect. So your last two deals have had some significant consulting assets being purchased. Should we take this as you shifting and getting more vertical expertise, or what should we make of this?

Jeff Rich — Affiliated Computer Services — CEO

Adam, I think what I said was there’s two vertical markets where consulting is important. One is in health care and the other is in HR. We had — it’s quite obvious — we had a situation where prior to last summer, early summer, we had never lost to either Hewitt or Exult individually. And then we have had vicious head-to-head battles for the last 8 months with Hewitt and Exult. We win some and they win some. And that combination may bolster those organizations stronger in the marketplace. And so this is — we have now completed the acquisitions in the two

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

areas where we felt having a consulting thought leadership type of expertise would actually help our business survive and thrive in both of those markets. So with respect to a broad-based consulting organization, no, I don’t believe in it. I don’t think it is required in the market. But with respect to health care and human resources, yes, we do and we have done it and we’re done.

Adam Frisch — UBS — Analyst

Okay, well said. Thank you.

Operator

Laura Lederman, William Blair.

Laura Lederman — William Blair — Analyst

My question relates to the flat expectations for revenues next year. Usually or sometimes in consulting businesses when they acquired, people are not quite sure they’re going to like the new employer and it affects their productivity. How much of that were you including in the numbers? Because it just felt intuitively, it might be down a little bit instead of flat? Thanks.

Warren Edwards — Affiliated Computer Services — EVP & CFO

I think that would normally be true if we were acquiring an independent consulting business. I mean, you certainly have that risk. You’re going to have — anybody that was thinking about leaving the organization might then be prodded to make a decision and really do it. And so with this particular acquisition, it’s a different dynamic because Mellon went through that when they acquired the UNIFI business, when they acquired the Buck business. So this organization has already seen that. And I think probably the important thing — I think our strong sense from the management team and from the people that we have talked to, is that they are real excited about coming to an organization that is firmly committed to the HR marketplace. Clearly, Mellon tried to be committed to the HR marketplace, but it frankly had some issues with its commitment. In fact, the Mellon organization is not even a multiscope HR outsourcing client of the business we are acquiring. And clients look at that and say, if Mellon’s not a customer, why should I be a customer? So we think that the workforce is actually going to be quite liberated to be coming to an organization where HR — the HR market space is such an important part of our future and this whole organization is committed to the BPO market and the ITO market and the outsourcing of mission-critical back office functions. And so we think the organization is going to thrive and we think the consultants will love it.

We’re also going to take great care to make sure that the consulting workforce is organized as an independent unit focused on its business at hand and only gets involved in the outsourcing client base to the extent there is value-added consulting services needed, to the extent that there is new transaction prospects that require that subject matter expertise in the proposal process. So we think they’re going to be excited. I don’t think you’re going to see the normal turnover that you would normally see when you’re acquiring a independent consulting organization.

Laura Lederman — William Blair — Analyst

Good point. Can you talk a little bit about the due diligence process — how long have you guys been in serious discussions with Mellon to acquire this business?

Jeff Rich — Affiliated Computer Services — CEO

I guess my first meeting with the Mellon folks was back in I think September.

Laura Lederman — William Blair — Analyst

Alright. And one final question. You mentioned that when Hewitt bought Exult, you started competing. Was it largely that the consulting pieces were missing? In other words, what’s the most important piece of what you are buying that should help you increase your win rate, vis-a-vis Hewitt?

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

Jeff Rich — Affiliated Computer Services — CEO

I think it is the subject matter expertise in health and welfare benefits and the retirement plans and in compensation. I sat in the conference room a few months ago with an account that we won, and they said we candidly assessed that you don’t have any expertise really in compensation planning. And we said, you know what? You’re right. We don’t have that. Here’s what our strengths are, and that is a hole in our service offering and we’re working to address that, but I can’t promise you when it will be addressed. So I think all those skills are important. They have different relative importance to a client, based upon their particular needs at the time. But being able to bring those resources to the table and to help clients get to the right answer is very important in this HR outsourcing market right now, and we think it’s going to help us increase our win rate.

Laura Lederman — William Blair — Analyst

Thank you very much. Sounds like a great acquisition.

Operator

Cindy Shaw, Moors & Cabot.

Cindy Shaw — Moors & Cabot — Analyst

I wanted to ask about the multiple, especially given in your slide the multiple to recent similar transactions have been much, much higher. What do you think drove this multiple? Is there a change going on in the market? Is there some synergies, particularly with ACS and Mellon, that has given you some nice accretion and a great multiple that you could help us understand that?

Mark King — Affiliated Computer Services — President & COO

Well, Cindy, I don’t know what I can say about other multiples in terms of some of the other transactions – they just seemed very high. So I think when we’re looking at the multiple, there is a couple of things. First, we have an established track record of how we value acquisitions and the things that we look for. Also, what you have to consider, we had mentioned this before, the outsourcing business did not have healthy margins. And while the consulting business had healthy margins, I think some of the troubles that you had from a margin perspective in the outsourcing business certainly contributed to a lower multiple. But I think we’re excited with the price that was paid. I think Mellon is excited. It’s basically, it is a good deal for both companies.

Cindy Shaw — Moors & Cabot — Analyst

Would it be fair to say that ACS has more expertise and ability to take cost out than maybe some of your competitors that looked at Mellon?

Mark King — Affiliated Computer Services — President & COO

We’re not sure who the other competitors are who looked at Mellon. But I think Cindy if you look at it, that we believe that we have the best operational excellence model in the world, and better than any competitors that are out there in the BPO arena. We think that we could certainly bring as much or more synergies than maybe some of the other players that were there. But we just don’t know. We don’t know who the other players were.

Cindy Shaw — Moors & Cabot — Analyst

And then on the win rate, clearly, and I certainly see what’s happened with Hewitt and Exult, I think it’s a big plus on that front — any sense for how long it’s going to take to actually show up, and is it going to impact deals that are in your pipeline? When can we expect to actually see it start to get better?

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

Mark King — Affiliated Computer Services — President & COO

I will tell you one thing, we’re not going to go out and just simply close a couple of deals just so we can say that this deal is successful. That is not how ACS has ever done it. We have — we certainly understand what their pipeline is and we understand what our pipeline is. We think there’s some good opportunities. The HRO pipeline right now is extremely robust in terms of what’s out there, and so it’s not going to be a surprise that we’re going to be talking about some of these enhanced capabilities right away with some of the existing opportunities.

Jeff Rich — Affiliated Computer Services — CEO

That being said, generally, our stance is it takes about 6 months to really get the organization working together as a well-oiled machine from a sales process. But we are going to start right away and get to work on it because obviously the sooner we can get these sales organizations and resources working seamlessly together, the better off we will be.

Mark King — Affiliated Computer Services — President & COO

And if we’ve got a lot of folks on the phone, if we could just hold the questions to one question, we can get through a lot more folks.

Jeff Rich — Affiliated Computer Services — CEO

Make it your best question.

Operator

Jim Kissane, Bear Stearns.

Jim Kissane — Bear Stearns — Analyst

Jeff, given all the integration work and the size of this transaction, can you comment on your appetite for acquisitions outside of HR and including HR?

Jeff Rich — Affiliated Computer Services — CEO

Yes, I think with respect to HR, obviously, our organization is going to be way too busy to take on anything else for at least 6 months, and perhaps up to 12 months. We can’t pile on another integration task on top of this one in the HR business.

With respect to other organizations, the healthcare organization is pretty busy right now and they are focused on their markets. Sure, they are going to continue to look at acquisitions that will enhance their business. And most of the integration takes place at the operational level. That’s where the hard integration is. We also have corporate integration, we have high level talking about integrating into our financial systems and legal compliance processes and things like that. Of course, compliance with Sarbanes-Oxley. So, yes, we’re probably — I would say we are fairly busy for the next 90 to 120 days. But I think once we come out of the summer season, if we see attractive opportunities that will enhance our business, we won’t be shy about pulling the trigger.

Jim Kissane — Bear Stearns — Analyst

And stock buybacks? Just last question. (Your appetite for) acquisitions versus stock buybacks?

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

Mark King — Affiliated Computer Services — President & COO

Jim, I think when you look at — obviously, we look at both opportunities out there and we constantly assess it. I don’t think that they are mutually exclusive. I think you can continue to do both based on our very strong free cash flow generation. When we look at share repurchase just compared to this deal, I think when you go out the year or two, of course, depending upon what you think the stock price is going to be and what the interest rate is going to be, this deal was probably as close to 45 percent more accretive than the share repurchase program. So obviously, it needs to be more accretive just from a risk profile perspective, but that’s going to be something we’re going to continue to look at. Obviously, when this deal got close to getting heated up where we had to cut off the share repurchases, obviously because we had knowledge of the transaction. So we will just continue to assess it and make decisions as those decisions are warranted.

Operator

George Price, Legg Mason.

George Price — Legg Mason — Analyst

Warren, just wanted to get a couple of details, if I could, on the transaction, including method of depreciation, if you can maybe help us out in terms of percentage of the deal that you think will be amortized intangibles, and then the incremental rate on the debt?

Warren Edwards — Affiliated Computer Services — EVP & CFO

George, again, we’re still working through the valuation with the third-party firm. I guess if you go back and look at what we have done historically, I wouldn’t expect it to deviate materially from that. So I think if you’re using historical rates, you should be pretty close on that. As it relates to the debt assumption, we’re using a blended rate at this point. It’s not our incremental rate. I think it’s important for us to assess that rate going forward. Obviously, rates are going up and we have floating-rate debt. So we have put an interest rate in there that we think is appropriate and we will see if there’s upside. But I think we’re pretty conservative in the rate and I don’t think there’s downside in the rate.

George Price — Legg Mason — Analyst

Just a follow-up — did you give a specific rate or —?

Warren Edwards — Affiliated Computer Services — EVP & CFO

No, I did not.

George Price — Legg Mason — Analyst

Can you?

Warren Edwards — Affiliated Computer Services — EVP & CFO

I would rather not at this point.

George Price — Legg Mason — Analyst

And on the depreciation question, is it straight line or accelerated?

Warren Edwards — Affiliated Computer Services — EVP & CFO

It is — yes, it’s typical straight line depreciation over the life of the asset; it just follows GAAP.

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

George Price — Legg Mason — Analyst

Okay.

Mark King — Affiliated Computer Services — President & COO

Yes, and George, we really need to move onto the next questioner.

Operator

Julio Quinteros, Goldman Sachs.

Julio Quinteros — Goldman Sachs — Analyst

One quick question on the organic growth profile of the combined company on a go-forward basis. What impact will this have in terms of the total organic growth profile?

Mark King — Affiliated Computer Services — President & COO

I think when you look out for the first year, it’s really not going to have any impact, because if it is a flat business, then it is all basically acquired growth. So you’re really looking out to 2007. And you know we’ll just have to see when we get out there. That’s a long ways away. We think that the HR market is going to be very strong for the foreseeable future and we will see where we wind up at the end of a day. But in this first year, it’s not going to have any impact.

Julio Quinteros — Goldman Sachs — Analyst

And then the HR Motorola business — can you just talk about the synergies between that platform and this acquisition?

Jeff Rich — Affiliated Computer Services — CEO

This is Jeff. We have a number of HR clients now in our — the footprint that we have established around the world servicing HR clients is much bigger than what we acquired in the Motorola transaction a little over two years ago. So there will be significant production synergies, as Mark said and as we alluded to in terms of focusing on getting the level one, level two task; getting those in the right locations and also having workforces specialize in particular functions. I mean, that is one of the great forces of economy throughout history, is specialization and automation, and we’re going to be applying those same tools that we have applied through our clients to serve production centers in this business. And we think we’re going to come out of this, we’re going to have just a terrific, terrific HR production platform around the world. It just keeps getting better and better and more efficient.

Operator

David Togut, Morgan Stanley.

Laurie Kennedy — Morgan Stanley — Analyst

This is actually Laurie Kennedy for David. Warren, really quickly, going back to the operating margins, you said long-term, you expect combined operating margins to trend back to norms. Is that assuming that the recent transaction — that business will reach a 14 to 15 percent operating margin?

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

Warren Edwards — Affiliated Computer Services — EVP & CFO

Yes. I think when you start adding in the synergies that we expect to happen and over the next year or so, yes, it should trend back up to the overall margins.

Laurie Kennedy — Morgan Stanley — Analyst

Is that — I get a slightly more accretion if you assume it at a 14 percent operating margin. It’s a little bit more than 20 to 24 cents.

Warren Edwards — Affiliated Computer Services — EVP & CFO

Yes. You know, it’s going to gravitate back. Is it going to be all the way there by year two? You are going out a couple of years. So just based on the synergies that we have right now which we think are conservative, it is going to come back to kind of close to the Company average.

Laurie Kennedy — Morgan Stanley — Analyst

Can you quantify or give us a ballpark for the pension costs that you talked about?

Warren Edwards — Affiliated Computer Services — EVP & CFO

Yes. I think it is somewhere around 55 million or so in total between pension and deferred costs.

Laurie Kennedy — Morgan Stanley — Analyst

And are there any contingent payments for this acquisition that are going to be based on —?

Warren Edwards — Affiliated Computer Services — EVP & CFO

There are no earnouts.

Laurie Kennedy — Morgan Stanley — Analyst

None were announced?

Warren Edwards — Affiliated Computer Services — EVP & CFO

No earnouts. Yes, there were no contingent based payments.

Operator

Joseph Vafi, Jefferies.

Joseph Vafi — Jefferies — Analyst

Recently, Hewitt announced that they had to bring their numbers down a tad and some of that was based on pricing pressure in their core benefits outsourcing business. I was wondering if you could comment on your view of the industry relative to what we saw out of Hewitt, and if that is baked into some of your plans as well?

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

Jeff Rich — Affiliated Computer Services — CEO

I can’t — I really can’t comment as to what Hewitt’s forecasts were, why they had to bring down their numbers. But look, there has certainly been pricing pressure in the benefits outsourcing business, and there is going to be a heck of a lot more once we get serious about this market, and we are dead serious about it.

Joseph Vafi — Jefferies — Analyst

And then how do you see kind of the migration offshore in this benefits outsourcing area, kind of the pluses and minuses for the business? I mean, the plus is obviously the cost savings, but I think customers are going to be looking at that as well and wanting to see that cost savings passed on to them. And if you think that excluding say new customer acquisitions, that business can stay flat?

Jeff Rich — Affiliated Computer Services — CEO

I think over the long-term, 100 percent of cost savings from moving work from a particular location to a low-cost offshore location have to be passed on to the client. There is no sustainable competitive advantage in just moving work. You have to have the software tools, the workflow tools, the right compensation system, to really drive a sustainable productivity competitive advantage. So we have always — we have had lots of experience with this over the years. Whatever profit premium you can capture by moving the work offshore is fleeting and short-lived.

Operator

Bill Zinsmeister, Piper Jaffray.

Bill Zinsmeister — Piper Jaffray — Analyst

One question. Mark, can you talk about over the last year within the Mellon benefits administration business, how has customer attrition trended in that year? And how and why will this deal change that or improve it?

Mark King — Affiliated Computer Services — President & COO

Yes, as we talked about — and in any time there is a business that is rumored to be for sale, the competitors are always swarming around their existing client base, around — as renewals that come up and in terms of new opportunities. And so as we mentioned, there were, out of 150 clients, there were basically three of any size that — and again, one was just simply due to an M&A transaction, and this is something where Mellon was a subcontractor to another company. And there was virtually no chance that, no matter what happened, that that business would be retained. So there was a couple of other clients that upon renewal, they went to somebody else.

And so Bill, I wouldn’t read anything into that. The clients — everything that we understand about this business, the clients are happy in the outsourcing business and they’re happy in the consulting business. You’re always going to have some client issues that you have to deal with in any company, and I am sure there’s going to be some that are there. But by and large, this is something that we’re not concerned about and we think that just simply being able to bring the toolsets and the skills that we have, combined with the subject matter, expertise and thought leadership of Mellon, it’s a very good combination for the clients. And so we are very excited about that.

Jeff Rich — Affiliated Computer Services — CEO

I think Bill, you have touched on a point that really, there is probably a deeper issue that’s more fundamental approach to the market issue. There’s two basic sets of competitors coming at the HR outsourcing market. On one side, you have the outsourcers, which are lining up with the HR consulting specialists; and then on the other side, you have the asset managers that are trying to penetrate HR outsourcing through their ability to manage asset to then administer retirement savings plans and the like. There’s two competitors that had been attacking the market from an asset manager point of view, and that is Mellon and Fidelity. And so I think part of their losses and benefits outsourcing, they have been driven more by losses at the asset manager level and therefore, they lost the ability to manage those plans.

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

So now you have one of the asset manager competitors that has thrown in the towel and exiting the marketplace. And we think the asset managers should focus on managing the assets and let the back office specialists focus on the details of administration. And we think we’re going to be very successful competing with that. It is going to be a ruthless competition. Price is going to be very important in this business. And that is why we are very focused on driving the cost side of the business.

Bill Zinsmeister — Piper Jaffray — Analyst

Understood. So, Mark, just so I understand, only three meaningful clients of the 150 client size within the benefits practice?

Mark King — Affiliated Computer Services — President & COO

Yes.

Operator

Tien-tsin Huang, JP Morgan.

Tien-tsin Huang — JP Morgan — Analyst

I’m just curious to know if Mellon has a managed payroll offering?

Jeff Rich — Affiliated Computer Services — CEO

Sorry, what was the question?

Tien-tsin Huang — JP Morgan — Analyst

I was trying to understand if Mellon actually has a managed payroll offering. I’m just trying to understand if you’re going to develop your own payroll capabilities? (multiple speakers).

Mark King — Affiliated Computer Services — President & COO

It’s a small system that’s outside of the United States. In terms of payroll processing, most people — you’re going to find rather it’s SAP or PeopleSoft or the Ceridians or the ADPs. But by and large, the payroll processing piece is a very small piece of the total HR market.

Jeff Rich — Affiliated Computer Services — CEO

Yes, it’s typically about 1 percent of the HR budget, it’s pretty small. And don’t forget, the primary target clients in HRO market are large organizations, typically have 25,000 employees, all the way up to 150,000 employees. And in most payroll outsourcer systems — I’m talking about ADP, Ceridian, Equifax — they tend to run out of gas at about, depending upon who you talk to, in the 10- to 20,000 employee range. They also don’t really have the ability to do seamless multinational payrolls due to the differences in laws at the existing countries. So most multinational companies will have some combination of payroll system which is their own proprietary system. They might outsource a particular country to a third-party provider, so we don’t see a lot of value in acquiring a payroll system. We will just work with whatever system the client has or deal with the appropriate third-parties who are cutting the checks. And then what we focus on is payroll database administration.

Mark King — Affiliated Computer Services — President & COO

Operator, we have time for one more question.

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

Operator

Tim Willi, of A.G. Edwards.

Tim Willi — A.G. Edwards — Analyst

Mark, you talked about with Mellon one of the problems with their topline. I think you predominately said was the lack of a competitive cost structure. I was wondering if you could elaborate maybe more so on anything with their offerings, whether it be predominately on the broad scope HR outsourcing that was lacking that really didn’t enable their win rates from a functionality standpoint to even make it into RFPs or to not be a finalist rather than just purely the cost equation. And then just also briefly, do you see any benefit to the consulting operation that Mellon now possibly at least being perceived as more independent and objective now that they’re not actually owned by an asset manager who is trying to get the asset management business?

Mark King — Affiliated Computer Services — President & COO

Okay, sure. Let me give you a few of those. One, Jeff mentioned that Mellon itself was not an HR client of the business. What we found is that when we were doing these Multiscope HR deals, that’s one of the first questions that a potential client asks you, is are you doing it for yourself? And if that doesn’t happen, then it can be a short conversation. That might not be the sole reason why you’re not downselected, but we think that is a major part.

The other thing, as more and more — and Jeff talked about this too — more and more HR deals have an IT component, rather it’s just the outsourcing piece, the infrastructure and running the HR applications or actually doing some implementation of those systems. And I think that’s something where, again, that would have not been at the forefront of Mellon’s capabilities.

I think also on the best portal, the portal is very important in today’s environment. And while they had a very good portal as it relates to benefits, retirement, so on and so forth; in terms of what we would call the employee and the manager self-service, some of the things that actually ACS has in the portal, they might not have been as robust. And so that’s another reason why we’re so excited about this and that the combination of the two portals is going to bring to market what we think is one of the very best portals. So I think you combine that with just simply a higher cost structure, based on where they are in the United States and just the methodology that they used in pricing, we felt that they just weren’t as competitive. So I think — it’s not just one factor and it’s just these multiple factors that enter into this basically flattish revenue growth.

Tim Willi — A.G. Edwards — Analyst

And then with the perception of the consulting operation being owned by an asset manager previously and that your take on whether the market view data is not being the best objective advice, and if that possibly changes and benefits the consulting operation from this point?

Mark King — Affiliated Computer Services — President & COO

Yes, you know I have not really heard that. I think part of the consulting — as Jeff mentions, it’s being part of a banking culture and consultants are a different breed of people. They’re the people that have the great ideas and the thought leadership and the innovation and — it’s just a different type of culture that we think that we understand what we want to do to keep that separate and nurture that and liberate the consultants. So we think more than anything, it doesn’t have anything to do with the asset manager piece, it just has to do with maybe a different approach to the consultant market. So that is what we are going to do. And we think we are going to be very, very successful.

Okay, thank you everybody.

Operator

This concludes today’s call. Thank you for participating. All parties may disconnect at this time.

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Final Transcript

Mar. 16. 2005 / 9:00AM, ACS — ACS to Acquire HR Consulting and Outsourcing Businesses From Mellon Financial Corporation

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